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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM 8-K
                    -----------------------------------


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------

                                JULY 7, 2006
                               Date of Report

                                JULY 5, 2006
                      Date of Earliest Event Reported
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                              NTL INCORPORATED
           (Exact name of registrant as specified in its charter)

      DELAWARE                      000-50886                     59-3778427
  (State or other            (Commission File Number)           (IRS Employer
  jurisdiction of                                            Identification No.)
  incorporation or
   organization)

                              909 THIRD AVENUE
                                 SUITE 2863
                          NEW YORK, NEW YORK 10022
            (Address of principal executive offices) (Zip Code)

                               (212) 906-8440
            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

NTL Incorporated (the "Company") has entered into an Amended and Restated Employment Agreement, dated as of July 5, 2006, with James Mooney (the "Amended Employment Agreement"), pursuant to which Mr. Mooney will continue to serve as the Chairman of the Company's Board of Directors (the "Board"). The following summary is qualified in its entirety by reference to the text of the applicable agreements, copies of which are attached as an exhibit hereto.

The Amended Employment Agreement supersedes and replaces in its entirety the prior employment agreement, dated as of September 17, 2003, to which Mr. Mooney and NTL Incorporated (now renamed NTL Holdings Inc.) ("Old NTL") were parties prior to the combination of Old NTL and the Company (formerly Telewest Global, Inc.).

Pursuant to the Amended Employment Agreement, the Company has agreed to provide Mr. Mooney with the following compensation and benefits:

     o    A base salary of $1,250,000 per year.

     o An annual bonus opportunity under the Company's cash bonus plans with an on-target bonus percentage of 100% of base salary, provided that for bonus purposes Mr. Mooney's base salary is deemed to be $400,000.

     o The opportunity to participate in health insurance and life insurance plans, policies, programs and arrangements in accordance with the Company's policies then in effect and reimbursement for travel expenses in accordance with the Company's policy then in effect.

In connection with his entry into the Amended Employment Agreement, Mr. Mooney has been granted 1,125,000 shares of restricted stock of the Company. 750,000 of these shares will vest in three equal increments on April 30, 2007, 2008 and 2009, subject to the satisfaction of performance goals to be specified by the Executive Committee of the Board in respect of the Company's 2006, 2007 and 2008 fiscal years and Mr. Mooney's continued employment with the Company. Upon the occurrence of an "Acceleration Event" as defined in the Company's 2006 Stock Incentive Plan, these shares of restricted stock will vest on an accelerated basis.

The remaining 375,000 shares of restricted stock will vest on April 30, 2009, subject to the satisfaction of performance goals in respect of the period beginning January 1, 2006 and ending December 31, 2008 and Mr. Mooney's continued employment with the Company through December 31, 2008. Upon the occurrence of an Acceleration Event, at least one-third, and potentially all, of these shares of restricted stock will vest on an accelerated basis (depending on the year in which the Acceleration Event occurs), and the Board or the Executive Committee of the Board will have the discretion to vest all or any part of the shares of restricted stock that do not so vest.

If the applicable performance goals are satisfied and shares of restricted stock vest, Mr. Mooney has agreed that he may sell only that portion of the vested shares required to satisfy tax liabilities arising from the vesting event (up to a maximum of 45% of such shares) until the earliest of (i) April 30, 2009, (ii) the termination of his employment with the Company and
(iii) the occurrence of an Acceleration Event.

The term of the Amended Employment Agreement ends on April 30, 2009. In the event that Mr. Mooney's employment is terminated by the Company during the term and without cause, Mr. Mooney will be entitled to his base salary and bonus for a period of one year following the termination date. In addition, in such event, Mr. Mooney will become vested, without regard to whether the performance conditions are satisfied, in at least one-third of the shares of restricted stock granted to him when he entered into the Amended Employment Agreement with the Company.

Mr. Mooney is subject to customary non-competition and non-solicitation covenants during his employment and for twelve months following termination of his employment, as well as to customary confidentiality covenants. The Amended Employment Agreement indemnifies Mr. Mooney for losses incurred by him in connection with his service as a director or officer of the Company.

ITEM 9.01.  EXHIBITS

EXHIBIT        DESCRIPTION
-----------    ----------------------------------------------------------------

10.1 Amended and Restated Employment Agreement, and Restricted Stock Agreement, entered into by and between NTL
               Incorporated and James Mooney, dated as of July 5, 2006


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  July 5, 2006

                                        NTL INCORPORATED



                                        By:     /s/ Bryan H. Hall
                                            ------------------------------------
                                            Name:   Bryan H. Hall
                                            Title:  Secretary


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                               EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-----------    ----------------------------------------------------------------

10.1 Amended and Restated Employment Agreement, and Restricted Stock Agreement, entered into by and between NTL
               Incorporated and James Mooney, dated as of July 5, 2006